Exhibit 99.1

PRESS RELEASE

Press Release #04013

FOR IMMEDIATE RELEASE...BUSINESS AND FINANCIAL EDITORS

Raymond A. Link	Heidi A. Flannery
VP of Finance & Administration, CFO

Investor Relations Counsel

TriQuint Semiconductor, Inc.	Fi. Comm
Tel: (503) 615-9435	Tel: (503) 203-8808
Fax: (503) 615-8904	Fax: (503) 203-6833
Email: rlink@tqs.com

Email: heidi.flannery@ficomm.com

TRIQUINT SEMICONDUCTOR, INC. ANNOUNCES INCREASED REVENUE FOR THE QUARTER ENDED MARCH 31, 2004 AND RAISES OUTLOOK FOR THE FULL YEAR 2004

Hillsboro, Oregon – April 22, 2004 - TriQuint Semiconductor, Inc. (Nasdaq: TQNT) today reported its financial results for the quarter ended March 31, 2004.

Summary Financial Results and Highlights for the Quarter Ended March 31, 2004:

•                  Revenues grew to $89.9 million due to continued strength in TriQuint’s end markets, particularly base stations, wireless LAN, optical networks and stronger than expected wireless phones. Revenues for the quarter ended March 31, 2004, were up 25% over the first quarter of 2003 and up slightly over a seasonally strong fourth quarter of 2003. Revenues increased for the fourth consecutive quarter.

•                  Gross margin increased to 32.8%, our fourth consecutive quarterly increase in gross margin.

•                  Operating income of $1.1 million compared to an operating loss of $15.1 million for the first quarter of 2003.

•                  Book-to-bill ratio of 1.07 to 1 for the quarter.

•                  Revenue and gross margin both improved over the results for the fourth quarter of 2003 and are at or above the guidance given on March 8, 2004, due to continued strengthening in the end markets and shipments of new products.

-more-

•                  Net income after tax improved from a loss of $16.5 million, equal to a per share loss of $0.12 in the first quarter of 2003 to a slight profit, equal to EPS of $0.00 in the first quarter of 2004. This is our first positive net income in the first quarter of a fiscal year since 2001.

•                  Cash, cash equivalents and short and long term investments totaled $398.2 million at quarter end.

Commenting on the results for the quarter ended March 31, 2004, Ralph Quinsey, President and CEO, stated, “The strength we saw in Q4 of 2003 has carried into 2004. Demand for our diversified portfolio of wireless and optical products has increased. I am very optimistic about the second half of 2004 and delighted with the success of our new products.”

Outlook for the Second Quarter and Full Year 2004:

For the quarter ending June 30, 2004, TriQuint is projecting revenues to range between $90 million and $92 million, with a gross profit margin of 32% to 34%. TriQuint projects operating expenses will range from $28.5 million to $29.5 million producing a slight operating profit for the quarter and projected EPS to range from a loss of $0.01 to a profit of $0.01.

TriQuint is raising its guidance for the full year 2004. TriQuint expects revenues for the full year to increase from its previous forecast of $340 million to $355 million to a range of $365 million to $375 million, up about 18% over the actual results for fiscal year 2003. TriQuint expects its operating income to improve substantially from a loss of $74.4 million in 2003 to an operating profit for 2004. The revised outlook is a result of continued new product success and end market improvement.

A summary table of TriQuint’s financial guidance for 2004 is available on the “Investors” section of TriQuint’s web site.

Conference Call:

TriQuint will host a conference call this afternoon at 2:00 PM PDT to discuss the results for the quarter as well as future expectations of the Company. The call can be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.tqs.com, or through www.Vcall.com. A replay will be available for 7 days by dialing (303) 590-3000, passcode 573804#.

About TriQuint:

TriQuint Semiconductor, Inc. (Nasdaq: TQNT) is a leading supplier of high performance products for communications applications. The company focuses on the specialized expertise, materials and know-how for RF/IF and optical applications. The company enjoys diversity in its markets, applications, products, technology and customer base. Markets include wireless phones, base stations, optical networks, broadband and microwave equipment, and aerospace and defense. TriQuint provides customers with standard and custom product solutions as well as foundry services. Products are based on advanced process technologies including gallium arsenide, indium phosphide, silicon germanium, and surface acoustic wave (SAW). TriQuint customers include major communications companies worldwide. TriQuint has manufacturing facilities in Oregon, Texas, Pennsylvania and Florida, as well as production assembly plants in Costa Rica and Mexico, plus sales/application support offices in China and design centers in New England, Germany and Taiwan. All manufacturing and production facilities are registered to the ISO9001:2000 international quality standard.

TriQuint is headquartered at 2300 NE Brookwood Parkway, Hillsboro, OR 97124 and can be reached at 503/615-9000 (fax 503/615-8900). Visit the TriQuint web site at http://www.triquint.com.

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements such as statements of TriQuint’s anticipated revenue, operating results and projected earnings per share and customer acceptance and demand for TriQuint’s products involve risks and uncertainties. The cautionary statements made in this release should be read as being applicable to all related statements wherever they appear. Statements containing such words as “anticipates,” “believes,” “estimates,”  “expects,” “hopeful,” “intends,” “plans,”  “projects,” or similar terms are considered to contain uncertainty and are forward-looking statements. A number of factors affect TriQuint’s operating results and could cause its actual future results to differ materially from any results indicated in this press release or in any other forward-looking statements made by, or on behalf of TriQuint, including those related to continued strengthening in end markets and shipments of new products, expectations for the second half of 2004 and its projections for the second quarter and fiscal year 2004. TriQuint cannot provide any assurance that future results will meet expectations.  Results could differ materially based on various factors, including TriQuint’s performance, demand for its products, internal operating results and market conditions. In addition, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can also be accessed at the SEC web site, www.sec.gov.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties. We do not assume the obligation to update any forward-looking statements.

-end-

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)

	Quarters Ended
	March 31, 2004	December 31, 2003	March 31, 2003

Revenues	$89,903	$89,008	$71,655
Cost of sales	60,423	60,091	55,732
Gross profit	29,480	28,917	15,923
Operating expenses:
Research, development and engineering	16,075	14,137	17,360
Selling, general and administrative	12,305	12,155	13,161
In-process research and development	—	—	500
Total operating expenses	28,380	26,292	31,021
Income (loss) from operations	1,100	2,625	(15,098)

Interest expense and other	(1,323)	(1,845)	(1,297)
Impairment of equity investments	—	(2,237)	—
Recovery of previously impaired investment	—	8,450	—
Other income (expense), net	(1,323)	4,368	(1,297)
Income (loss) before income tax	(223)	6,993	(16,395)
Income tax expense (benefit)	(225)	(1,868)	120
Net income (loss)	$2	$8,861	$(16,515)

Per share data:
Net income (loss) per share - basic	$0.00	$0.07	$(0.12)

Weighted-average common shares	135,773,298	134,693,655	133,187,766

Net income (loss) per share - diluted	$0.00	$0.06	$(0.12)
Weighted-average common and common equivalent shares	142,378,672	140,605,721	133,187,766

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2004	December 31, 2003
	(Unaudited)	(Condensed Audited)
Assets
Current assets:
Cash, cash equivalents and investments	$265,981	$302,130
Accounts receivable, net	50,304	41,911
Inventories, net	66,015	65,286
Other current assets	14,153	14,089
Assets held for sale, net	24,422	24,423
Total current assets	420,875	447,839

Long-term investments in marketable securities	132,211	98,134
Property, plant, equipment and other, net	242,106	246,827
Total assets	$795,192	$792,800

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$54,788	$55,717
Total current liabilities	54,788	55,717

Other long-term liabilities	8,136	8,207
Convertible subordinated notes	268,755	268,755
Total liabilities	331,679	332,679
Stockholders’ equity	463,513	460,121
Total liabilities and stockholders’ equity	$795,192	$792,800

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarters Ended
	March 31, 2004	December 31, 2003	March 31, 2003

Revenues	100.0%	100.0%	100.0%
Cost of sales	67.2%	67.5%	77.8%
Gross profit	32.8%	32.5%	22.2%
Operating expenses:
Research, development and engineering	17.9%	15.9%	24.2%
Selling, general and administrative	13.7%	13.7%	18.4%
In-process research and development	0.0%	0.0%	0.7%
Total operating expenses	31.6%	29.6%	43.3%
Income (loss) from operations	1.2%	2.9%	-21.1%

Interest expense and other	-1.5%	-2.0%	-1.8%
Impairment of equity investments	0.0%	-2.5%	0.0%
Recovery of previously impaired investment	0.0%	9.5%	0.0%
Other income (expense), net	-1.5%	5.0%	-1.8%
Income (loss) before income tax	-0.3%	7.9%	-22.9%
Income tax expense (benefit)	-0.3%	-2.1%	0.2%
Net income (loss)	0.0%	10.0%	-23.1%